UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2015

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 220 Dedham, MA	02026
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers; (b) Appointment of Certain Officers; (c)  Compensatory Arrangements of Certain Officers

Appointment of Executive Vice President — Commercial Development

On September 15, 2015, Atlantic Power Corporation (the “Company”) appointed Joseph E. Cofelice, 57, as Executive Vice President - Commercial Development, effective September 16, 2015.

Mr. Cofelice has more than 30 years of experience in the energy industry.  He joins Atlantic Power from General Compression, Inc., a compressed air energy storage technology company, where he had been Chief Executive Officer since December 2012.  He also had been serving as the Chairman of Westerly Wind LLC, a provider of project development capital to the wind industry, since April 2013.  He had previously served as CEO of Westerly Wind from 2010 to 2013.  Both General Compression and Westerly Wind are part of US Renewables Group’s portfolio of investments.  From 2002 to 2008, Mr. Cofelice was the President of Catamount Energy Corporation.  Prior to his tenure at Catamount, he served in a number of management roles at American National Power from 1987 to 2002, including serving as CEO from 2001 to 2002.  Mr. Cofelice graduated with a B.S. degree in Business Administration from Northeastern University.

Employment Agreement

In addition, on September 15, 2015 and effective September 16, 2015 (the “Effective Date”), the Company and Atlantic Power Services, LLC entered into an employment agreement with Mr. Cofelice (the “Employment Agreement”).  The Employment Agreement provides Mr. Cofelice with an initial annual base salary of $400,000 (prorated for 2015).

Mr. Cofelice will also be eligible, subject to certain conditions, to receive an annual bonus (prorated for 2015) under the Short Term Incentive Program (“STIP”) adopted by the Compensation Committee of the Board, with a target annual bonus of 75% of his base salary and a maximum possible annual bonus of 100% of his base salary.  Mr. Cofelice will be also be eligible to participate in equity-based incentive plans and any other plans or programs of the Company, including the Company’s Fifth Amended and Restated Long-Term Incentive Plan (“LTIP”).  The target value of Mr. Cofelice’s annual equity-based award in any fiscal year of the Company shall be equal to 75%, and the maximum value of such award in any fiscal year shall be equal to 100%, of his base salary.  The annual equity-based awards granted to Mr. Moore with respect to fiscal year 2015 shall be made in 2016, and shall vest in accordance with the terms of the LTIP (prorated based on the number of days Mr. Cofelice is employed during fiscal year 2015).

Within 30 days of the Effective Date, Mr. Cofelice will receive a one-time grant of notional shares, each corresponding to one common share of the Company, with an initial grant value of US$200,000.  The notional shares will vest in accordance with the terms of the LTIP.

Mr. Cofelice and his eligible dependents will be entitled to participate in all employee benefit plans, programs and policies of the Company.

Under the Employment Agreement, Mr. Cofelice agrees to be subject to a financial restatement and clawback policy. The Employment Agreement also contains non-competition and non-solicitation limitations on Mr. Cofelice for a period of one year following the termination of his employment for any reason, as well as confidentiality and non-disparagement obligations.  The Employment Agreement will continue until Mr. Cofelice’s employment is terminated by Mr. Cofelice either for Good Reason (as defined in the Employment Agreement) or without Good Reason, by the Company either for Cause (as defined in the Employment Agreement) or without Cause, or as a result of Mr. Cofelice’s death, disability or retirement.

In the event that Mr. Cofelice’s employment is terminated by the Company without Cause or by Mr. Cofelice for Good Reason, he will be entitled to receive his accrued salary through the date of termination as well as a termination payment equal to the sum of a prorated amount of his target annual bonus for the year in which his termination occurs and one times his base salary.

In any termination of Mr. Cofelice’s employment by the Company without Cause or by Mr. Cofelice for Good Reason, Mr. Cofelice will also receive continued medical insurance for 12 months following his termination.

Mr. Cofelice’s entitlement to these termination benefits, other than accrued salary, are conditioned upon his execution of a general release of claims against the Company in the form attached to the Employment Agreement.

In the event that Mr. Cofelice’s employment is terminated as a result of his death, disability or retirement, he will be entitled to receive his accrued salary through the date of termination, and each equity-based award held by Mr. Cofelice shall vest in accordance with the applicable plan or grant or agreement.  In the event that Mr. Cofelice’s employment is terminated by the Company for Cause or by Mr. Cofelice without Good Reason, he will be entitled to receive his accrued salary through the date of termination.

This description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

On September 16, 2015, the Company issued a press release, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Employment Agreement among the Company, Atlantic Power Services, LLC and Joseph E. Cofelice, dated September 15, 2015.
99.1	Press Release of the Company, dated September 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: September 16, 2015	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement among the Company, Atlantic Power Services, LLC and Joseph E. Cofelice, dated September 15, 2015.
99.1	Press Release of the Company, dated September 16, 2015.